Confidential treatment has been requested for portions of this document. Such portions have been omitted by the following: xxxx.

                                                                 EXECUTION COPY


                         AGREEMENT OF PURCHASE AND SALE

                                  By and Among

                              AMERICA ONLINE, INC.,

                             AOL ACQUISITION CORP.,

                             R.G.A.O. HOLDINGS LTD.,

                                       and

                               MIRABILIS LTD. and

                           THE PRINCIPAL STOCKHOLDERS


                                   Dated as of

                                  June 5, 1998

                                TABLE OF CONTENTS

                                                                           Page
PURCHASE AND SALE OF ASSETS...................................................1

         1.1 Purchase and Sale of Business and Assets.........................1
         1.2 Delivery of the Transferred Assets to AAC and AAL................4
         1.3 Consideration for the Transferred Assets.........................4
         1.4 The Closing......................................................9
         1.5 Assumption of Liabilities.......................................11
         1.6 Further Assurances..............................................12
         1.7 Closing Date Balance Sheet......................................12

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY..............13

         2.1 Organization, Existence and Good Standing.......................13
         2.2 Company Capital Stock; Ownership of Subsidiary's Capital Stock;
             Investments.....................................................13
         2.3 Power and Authority; Non-Contravention; Filing and Consents.....14
         2.4 Financial Information; Absence of Undisclosed Liabilities;
             Negative Cash Flow..............................................14
         2.5 Subsequent Events...............................................15
         2.6 Legal Proceedings...............................................15
         2.7 Title to Assets; Leases.........................................15
         2.8 Contracts; Subscribers..........................................15
         2.9 Taxes; Government Incentives....................................16
         2.10 Employee Benefit Plans; Employment Matters.....................16
         2.11 Compliance with Laws; Permits; Absence of Questionable
              Payments.......................................................17
         2.12 Intellectual Property..........................................17
         2.13 Bank Accounts, Etc.............................................18
         2.14  No Government Support.........................................19
         2.15 Truthfulness, Completeness and Limitation of Representations...19

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING AAC.....................19

         3.1 Organization, Existence, Good Standing and Capital Stock........19
         3.2 Power and Authority.............................................19
         3.3 Legal Proceedings...............................................20
         3.4 Truthfulness, Completeness and Limitation of Representations....20

ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING AAL......................20

         4.1 Organization, Existence, Good Standing and Capital Stock........20
         4.2 Power and Authority.............................................20
         4.3 Legal Proceedings...............................................21
         4.4 Truthfulness, Completeness and Limitation of Representations....21

ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING AOL.......................21

         5.1 Organization, Existence and Good Standing.......................21
         5.2 Power and Authority; Non-Contravention; Filing and Consents.....21
         5.3 AOL SEC Documents...............................................22
         5.4 Legal Proceedings...............................................22
         5.5 Truthfulness, Completeness and Limitation of Representations....22
         5.6 Guaranty of Obligations of AAC and AAL..........................22

ARTICLE VI COVENANTS  22

         6.1 Access to Information...........................................22
         6.2 Confidentiality.................................................23
         6.3 Public Disclosures..............................................23
         6.4 Cooperation.....................................................23
         6.5 Company Employees...............................................24

ARTICLE VII CONDITIONS TO CLOSING............................................24

         7.1 Mutual Conditions...............................................24
         7.2 Conditions to Obligations of AOL, AAC and AAL...................25
         7.3 Conditions to Obligations of the Company........................25

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................26

         8.1 Termination.....................................................26
         8.2 Effect of Termination...........................................26
         8.3 Amendment.......................................................26
         8.4 Waiver..........................................................26
         8.5 Fees and Expenses...............................................26

ARTICLE IX INDEMNIFICATION...................................................27

         9.1 Survival........................................................27
         9.2 Indemnification.................................................27
         9.3 Claims for Indemnification......................................28
         9.4 Credit Against Indemnification; Threshold for Indemnification...28
         9.5 Indemnification Limits..........................................28

ARTICLE X REPRESENTATIONS, WARRANTIES AND COVENANTS OF
PRINCIPAL STOCKHOLDERS.......................................................29

         10.1 Other Agreements...............................................29
         10.2 Stock Ownership................................................29
         10.3 Restrictions on Transfer.......................................29

ARTICLE XI MISCELLANEOUS.....................................................29

         11.1 Notices........................................................29
         11.2 Governing Law and Dispute Resolution...........................30
         11.3 Specific Performance...........................................30
         11.4 Severability...................................................31
         11.5 Entire Agreement; Counterparts.................................31
         11.6 Binding Effect; Benefit, Assignability.........................31
         11.7 No Rule of Construction; Captions..............................31
         11.8 No Third Party Rights..........................................31

ARTICLE XII DEFINITIONS......................................................31

                            Schedules of the Company

Schedule 2.2        Company Capital Stock
Schedule 2.2(b)     Ownership of Capital Stock or Other Securities of Subsidiary
Schedule 2.4        Scheduled Liabilities and Obligations; Negative Cash Flow
Schedule 2.5        Subsequent Events
Schedule 2.6        Legal Proceedings
Schedule 2.7        Liens, Encumbrances
Schedule 2.8(a)     Contracts, General
Schedule 2.8(b)     Contracts, Special
Schedule 2.8(c)     Consents, Waivers and Approvals
Schedule 2.8(d)     Subscriber Information
Schedule 2.9        Taxes and Government Incentives
Schedule 2.10(a)    Employees, Benefit Plans, Employment Matters
                    (employee benefit plans)
Schedule 2.10(b) Employees, Benefit Plans, Employment Matters (unions; employment agreements or plans affected by the Agreement)
Schedule 2.10(c)    Employment and Other Agreements and List of Employees
Schedule 2.11       Compliance with Laws; Permits
Schedule 2.12 Software; Patents, Trademarks, Copyrights, Service Marks and other Company Rights
Schedule 2.13       Bank Accounts
Schedule 6.5(a)     Employment and Severance Agreements
Schedule 6.5(c)     Employee Bonuses


                                Schedules of AAC

Schedule 3.3        Legal Proceedings

                                Schedules of AAL

Schedule 4.3        Legal Proceedings

                                Schedules of AOL

Schedule 5.2        Conflicts
Schedule 5.4        Legal Proceedings

                                    Exhibits

Exhibit A           Form of Bill of Sale - To AAC
Exhibit B           Form of Bill of Sale - To AAL
Exhibit C.1         Form of Assignment and Assumption Agreement - AAC
Exhibit C.2         Form of Assignment and Assumption Agreement - AAL
Exhibit D           Non-Disclosure Agreement
Exhibit E           Form of Company Counsel Legal Opinion
Exhibit F           Form of Confidentiality, Non-Competition and Proprietary
                    Rights Agreement
Exhibit G           Form of Employment Agreements
Exhibit H           Form of AOL Counsel Legal Opinion

         This AGREEMENT (this "Agreement") is made and entered into as of the 5th day of June, 1998, by and among AMERICA ONLINE, INC., a Delaware corporation ("AOL"), AOL ACQUISITION CORP., a Delaware corporation and a wholly-owned indirect subsidiary of AOL ("AAC"), R.G.A.O. HOLDINGS LTD., an Israeli private limited company and a wholly-owned subsidiary of AAC ("AAL") on the one hand, and MIRABILIS LTD., an Israeli private limited company (the "Company" or "Mirabilis") and the stockholders of the Company who are signatories hereto (the "Principal Stockholders") on the other hand. All capitalized terms used in this Agreement and not defined in the text hereof have the meanings set forth in
Article XII.


                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of AOL, AAC, AAL and the Company each have determined that it is in the best interests of their respective stockholders that they enter into this Agreement, which provides for the acquisition by AAC of substantially all of the assets of the Company and the assumption by AAC and AAL of substantially all liabilities of the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Transaction");

         WHEREAS, the stockholders of AAC, AAL and the Company have adopted resolutions approving this Agreement;

         WHEREAS, AOL, AAC, AAL and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transaction and also to prescribe various conditions to the consummation thereof;

         NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of Business and Assets. (a) Subject to and upon the terms and conditions set forth in this Agreement, Mirabilis shall sell, transfer, convey, assign and deliver to AAC (except for all tangible assets which shall be sold, transferred, conveyed, assigned and delivered to AAL), and AAC and AAL shall purchase, at the Closing (as hereafter defined), all of the business, assets, properties, goodwill and rights of Mirabilis, of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Mirabilis (the above-referenced assets being transferred to AAC and AAL are hereafter referred to as the "Transferred Assets").

         The following assets shall be delivered to AAC pursuant to a Bill of Sale in the form attached hereto as Exhibit A:

                           (i) The cash on hand in banks where  Mirabilis or its
                  Subsidiary has deposits, its commercial papers, checks and drafts not yet collected, treasury bills, banks deposits, certificates of deposit, accrued interest and any and all other cash items, of whatever nature and kind, outside of Israel;

                           (ii) All of the right, title and interest of Mirabilis in and to all United States and foreign patents, trademarks, copyrights and domain names, application for any of the foregoing, email, chat and other software, know-how, technology, inventions and trade secrets, and in and to the names "Mirabilis" and "ICQ" and any and all variations or derivations thereof and in and to all logos, insignias and advertising materials bearing the names "Mirabilis", "ICQ" and all trade names and marks currently used by or useful to Mirabilis' business;

                           (iii) All of the right,  title and interest in and to
                  all leases of real and personal property located in the United States to which Mirabilis is a party;

                           (iv) All of the shares of capital stock or other securities or interests evidencing Mirabilis' ownership of the Subsidiary;

                           (v) All of the right, title and interest of Mirabilis
                  in and to all agreements, contracts and orders, license agreements, franchise and all other agreements and contracts (other than those relating to tangible assets in Israel);

                           (vi) The lists of suppliers  and clients of Mirabilis
                  and subscribers and users of the ICQ service (the "Service") which exist as of the Closing Date;

                           (vii) Mirabilis' client records, client files and other client property;

                           (viii) All of Mirabilis' right, title and interest in
                  and to all deposits, credits and prepaid items of Mirabilis located or accruing to it outside of Israel;

                           (ix)     All financial records of Mirabilis;

                           (x)      The goodwill of Mirabilis;

                           (x) With  respect to all assets  other than  tangible
                  assets, all assets reflected on the Company Balance Sheet referred to herein, with only such dispositions of such assets reflected on the Company Balance Sheet as shall have occurred in the ordinary course of Mirabilis' business between the date thereof and the Closing and which are permitted by the terms hereof; and

                           (xi) With respect to all assets  other than  tangible
                  assets, all other assets, properties, rights and businesses of every kind and nature owned or held by Mirabilis, including deferred or prepaid taxes, or rights to tax refunds (but not tax losses or the fiscal benefit thereof), or in which Mirabilis has an interest, on the date hereof, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

                  The following tangible assets shall be delivered to AAL pursuant to a Bill of Sale in the form attached hereto as Exhibit B:

                           (i) The cash on hand and in banks where Mirabilis has
                  deposits, its commercial paper, checks and drafts not yet collected, treasury bills, bank deposits, certificates of deposit, accrued interest and any and all other cash items, of whatever nature and kind, in Israel;

                           (ii) All merchandise, inventories, materials and supplies used in the business of Mirabilis including items in transit from vendors (hereafter collectively referred to as "Inventory");

                           (iii) All accounts  receivable,  notes receivable and
                  all accrued or unaccrued payments or obligations which have inured or shall inure to the benefit of Mirabilis as of the Closing Date;

                           (iv) All machinery, equipment, office equipment, leasehold improvements, motor vehicles, fixtures, and supplies of Mirabilis existing as of the Closing Date, including any replacements thereof;

                           (v) All of the right,  title and  interest  in and to
                  all leases of real and personal property located in Israel to which Mirabilis is a party;

                           (vi) All of the right, title and interest of Mirabilis in and to all agreements, contracts and orders, license agreements, franchise and all other agreements and contracts relating to tangible assets in Israel;

                           (vii) All insurance policies of Mirabilis  (excluding
                  policies for director and officer liability insurance);

                           (viii) All  employee  lists,  files,  papers,  books,
                  records, sales and advertising materials and records, sales and purchase correspondence, affecting or pertaining to Mirabilis' ownership and/or use of the Transferred Assets;

                           (ix) All of Mirabilis'  right,  title and interest in
                  and to all deposits, credits and prepaid items of Mirabilis located or accruing to it inside Israel.

                           (x) With respect to tangible  assets only, all assets
                  reflected on the Company Balance Sheet referred to herein, with only such dispositions of such assets reflected on the Company Balance Sheet as shall have occurred in the ordinary course of Mirabilis' business between the date thereof and the Closing and which are permitted by the terms hereof; and

                           (xi) With respect to tangible  assets only, all other
                  assets, properties, rights and businesses of every kind and nature owned or held by Mirabilis, including deferred or prepaid taxes, or rights to tax refunds, or in which Mirabilis has an interest, on the date hereof, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

         (b) The Transferred Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances excepting only those liabilities and obligations which are expressly assumed by AOL, AAC, or AAL hereunder.

         (c) To the extent that the Company has not obtained any necessary consents or waivers for the transfer hereunder of any of the Transferred Assets, such contract or other instrument or asset (a "Delayed Asset") shall not be transferred hereunder if such transfer would result in a violation of the terms of any such Delayed Asset, and any liability or obligation relating thereto shall not be assumed by AOL or any AOL Entity. Mirabilis will, at its expense, use its best efforts to provide AOL, AAC and AAL with the benefits of such Delayed Assets and to obtain any required consent or waiver with respect thereto. To the extent Mirabilis acquires any such consents or waivers and thereafter transfers to AAC or AAL the related Delayed Asset, such asset shall thereafter be deemed a Transferred Asset. In addition, if Mirabilis shall provide to AOL, AAC or AAL the full benefits of any Delayed Asset, then AOL, AAC or AAL, as the case be, hereby assumes, effective as of the date of the provision of such benefits, the liabilities and obligations relating to such Delayed Asset; provided however, that any liability arising out of the improper or alleged improper provision of benefits by Mirabilis in respect of a Delayed Asset shall be an Excluded Liability. Prior to obtaining any such required consent or waiver, Mirabilis shall use its best efforts to preserve the value of such Delayed Assets.

(d) The minute books, stock record books and the corporate seal of Mirabilis shall be excluded from the Transferred Assets but shall be available for inspection by AOL after the Closing, at reasonable times and upon reasonable notice for a purpose reasonably related to the Transaction or the ownership of the Transferred Assets. In addition, the consideration paid to Mirabilis hereto, all loan agreements, line of credit agreements, other agreements for borrowed money, financing documents, indentures and mortgages, all employee benefit plans, pension plans, stock option or other benefit or compensation arrangements of every type and nature, whether written or oral, and the Company's director and officer liability insurance policies shall be excluded from the Transferred Assets. All of the foregoing assets are hereafter referred to as the "Excluded Assets."

         1.2 Delivery of the Transferred Assets to AAC and AAL. Mirabilis will deliver to AAC, at the time and place provided in Section 1.4(a), all of the Transferred Assets of Mirabilis (except as set forth in the following sentence), including but not limited to, all Company Rights as defined in Section 2.12, all of its technology as assigned or otherwise conveyed pursuant to this Agreement and the Acquisition Documents, including, without limitation, source codes of all ICQ client, server and upgrade versions, a version of the collaborative groupware server, web tools and templates, a version of the active-list server, a version of the WWW server, a version of the home page factory server under development, the source code of the web navigation software, a version of the web groups server, a version of the white pages directory server, all proprietary graphic art and designs, a copy of the most recent version of the Company's Web Site content, a copy of the most recent version of the client under development and all electronic and "word" versions of printed manuals and guides, fixed in a media chosen by AAC such as disk, CDs or magnetic tape, and goodwill of Mirabilis. Mirabilis will deliver to AAL, at the time and place provided in Section 1.4(a), all of the tangible assets of Mirabilis, including but not limited to, furniture, fixtures and equipment.

         1.3      Consideration for the Transferred Assets.

         (a) Purchase Price Consideration for Transferred Assets. Subject to the adjustments set forth below, in consideration of the sale, transfer, conveyance, assignment and delivery of the Transferred Assets by Mirabilis to AAC and AAL, and in reliance upon the representations and warranties made herein by Mirabilis and the Principal Stockholders, AAC and AAL shall, in full payment for the Transferred Assets, pay to Mirabilis as of the Closing Date, or thereafter as specified in (ii) and (iii) below, an aggregate purchase price which consists of:

     (i) $287,000,000 in cash (the "Cash Purchase Payment"); and

     (ii)$120,000,000 in cash payable at the rate of $40,000,000 in cash on August 15 of each of the three years commencing 2000(each, a "Payment Date"), provided that no payment shall be made on a Payment Date unless at least xxxx of the xxxx thresholds set forth below (each, a "Test") for the month of July preceding such Payment Date has or have been met, and provided further that if a payment is not made during one or two of the first two Payment Dates due to failure to meet at least xxxx of the xxxx Tests, then the amount of that payment will be added to the payment amount for the next Payment Date subject to satisfaction of the Test for such later Period (each such payment is hereafter referred to as a "Contingent Purchase Payment").

[Confidential Information Omitted - Request for Confidential Treatment Submitted to the Secretary of the SEC]

         In connection with the foregoing, the parties agree as follows:

         (A) ICQ will be maintained as separate, distinct products or services, provided that the parties hereby acknowledge that such products or services may be improved or enhanced or otherwise modified or developed from time to time or that derivative products or services may be produced.

         (B) AOL agrees to actively maintain and enhance the ICQ product and/or its derivatives.

         (C) AOL also agrees to use reasonable marketing efforts to increase the number of ICQ Active users. Such marketing efforts during the 12 months preceding each of Payment Dates xxxx and xxxx shall be at least equal to the product of (1) the average amount expended by AOL during the 24-month period prior to the date of this Agreement for the marketing and acquisition of each net new AOL subscriber which was obtained during such 24-month period prior to the date of this Agreement, times the amount by which (x) xxxxxxxxxxxxxxxxx.

         (D) It is expressly understood that reasonable marketing efforts may require expenditures in addition to such minimum amount in light of competitive and other market conditions. AOL shall promptly advise Mirabilis in writing if it has failed to satisfy any of its obligations under this Section 1.3(a)(ii). xxxxxxxxxxx The obligations under this Section shall apply whether or not market conditions, force majeure or other factors make the satisfaction of such obligations commercially imprudent or unreasonable or impossible.

         (E)      xxxxxxxxxxxxxxxxx

         (F) Any failure of AOL to satisfy obligations under Section 1.3(a)(ii) which failure continues for sufficient duration to affect adversely the likelihood of achieving any of the Tests shall be deemed a discontinuance for the purposes of this Section.

         (G)      xxxxxxxxxxxxxxxxx

         (H) In the event that AOL does not make a Contingent Purchase Payment on any Payment Date as a result of its conclusion that none of the applicable Tests has been met, then Mirabilis shall have the right without limiting its other remedies:

                  1. By notice to AOL to cause the Tests for such Payment Date to be applied by substituting "xxxx" for such references to "xxxx" which appear in such Tests and which are designated by Mirabilis in such notice, and, at Mirabilis' further and separate option, to require AOL to use publicly reported results for such xxxx as the dispositive results in determining whether the Tests have been met after giving effect to such substitutions; and

                  2. Through its representatives to conduct a reasonable audit of the data underlying the calculation of each Test amount of the applicable period in question.

         (I) All disputes under this Section 1.3(a)(ii) shall be resolved exclusively by arbitration in New York City by the American Arbitration Association in accordance with the procedures (including the requirement that interest be paid on arbitration awards from the date on which a Contingent Payment was required be made hereunder). Any arbitration conducted pursuant to this provision shall be conducted by a recognized independent and impartial arbitrator mutually agreed to by the Principal Stockholders and AOL or, if they cannot agree, by three arbitrators, one chosen by the Principal Stockholders, one chosen by AOL and the third (who shall be a recognized independent and impartial arbitrator and who shall act as chairperson and will be compensated at a rate generally equivalent to his or her normal billing rate or compensation) selected by the two so chosen; provided that if either the Principal Stockholders or AOL fail to appoint an arbitrator within 20 days of written notice (in accordance with Section 11.1 of this Agreement) by the party or parties seeking arbitration to the other(s) that it has appointed an arbitrator, then the arbitration shall be conducted by an arbitrator selected by the American Arbitration Association. If the arbitrators selected by the Principal Stockholders and AOL fail to agree on the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Any determination reached or award granted pursuant to arbitration shall be final and binding on the parties and payment shall be made as so determined within 10 business days of the date of such award. The judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be added to the amount of any arbitration award interest at the rate of 6.5% per annum on the amount required to be paid, from the date payment would have been due if not disputed, to the date paid, and the arbitrator(s) shall include provision therefor in any award.

         AOL agrees that any ambiguities or uncertainties in the interpretation or application of this Section 1.3(a)(ii) will be resolved in favor of Mirabilis.

        (iii)    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

         (b) Offsets and Hold Backs. Except as expressly set forth in this Agreement, including in Article IX, the payments due to Mirabilis hereunder shall be payable regardless of any claim, defense, offset or counterclaim whatsoever, whether or not arising under this Agreement, to the end that AAC and AOL shall make all payments due under this Agreement notwithstanding any such actual or purported claim, defense, offset or counterclaim; provided, however, that the foregoing shall in no way be deemed to, and shall not, prevent or inhibit AOL or any AOL Entity from bringing any claims or otherwise seeking relief against Mirabilis, the Principal Stockholders or otherwise; and provided, further, that this paragraph 1.3(b) shall not be deemed to, and shall not, prevent AOL, AAC or AAL from offsetting and holding back Contingent Purchase Payments in connection with claims for Damages for breach of the Non-Competition Agreement by any party or parties referenced in the next sentence. Such offsets relating to claims for Damages for breach of the Non-Competition Agreement may be made only through August 15, 2002 and shall be subject to a maximum limit of $10 million with respect to breaches by each of Arik Vardi, Sefi Vigiser and Yair Goldfinger and $1.25 million with respect to Eran Etam (for a maximum total offset of $31.25 million, if all four parties commit such breaches). Such offsets shall be made in full at the time of the claim for Damages and shall be held back to the full amount of each such stockholder's pro rata interest (measured by his or their ownership in Mirabilis on the date hereof) in the next Contingent Purchase Payment due hereunder. If the amount of any claim for Damages should exceed such stockholder's pro rata interest in the next Contingent Purchase Payment due hereunder, then the remainder of such claim shall be offset and held back to the fullest extent possible against the next succeeding Contingent Purchase Payment, based on such stockholder's pro rata interest in such payment. For example, if AOL, AAC or AAL shall assert a claim for Damages for breach as aforesaid in the amount of $10,000,000 against a stockholder whose maximum holdback is $10 million, and such stockholders' pro rata interest in the next Contingent Purchase Payment is $8,800,000, then AOL, AAC or AAL, as the case may be, shall offset and holdback $8,800,000 against the next Contingent Purchase Payment due hereunder, and the remaining $1,200,000 of the claim shall be offset and held back against the succeeding Contingent Purchase Payment made thereafter. Any amounts offset and held back in connection with any breach of the Non-Competition Agreement to the extent disputed shall be paid into escrow on the applicable Payment Date and disbursed in accordance with the provisions of Section 9.5 hereof. The provisions of this Section 1.3(b) are in addition to and shall in no way limit AOL's, AAC's or AAL's rights under the Non-Competition Agreement, including the right to bring claims and recover for Damages in excess of the offset amounts set forth above.

         1.4 The Closing. (a) The closing of the Transaction (the "Closing") shall take place at 4:00 P.M., Washington, D.C. local time, on a date which shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Section 7.1 (the "Closing Date"), at the offices of AOL's counsel in Washington, D.C.

         (b) At the Closing, Mirabilis and/or the Principal Stockholders shall deliver or cause to be delivered to AAC or AAL, as applicable:

              (i)The Bills of Sale duly executed by Mirabilis in the forms of Exhibit A and Exhibit B to this Agreement;

             (ii)Such other good and  sufficient  instruments  of
                 conveyance, assignment and transfer, in form and substance satisfactory to AAC's and AAL's counsel, as shall be effective to vest in AAC and AAL good and marketable title to the Transferred Assets, including but not limited to, the technology;

            (iii)all  contracts,   files  and  other  data  and
                 documents, including but not limited to, the delivery of the user lists in the media chosen by AAC, pertaining to the Transferred Assets, except Mirabilis' minute books and stock ledger records, (which may be delivered at the offices of Mirabilis);

             (iv)all  documents  required to be  delivered to AAC and AAL under the provisions of this Agreement;

              (v)copies  of  the  Memorandum  of  Association  of
                 Mirabilis certified as of a date within ten days before the Closing Date by an appropriate government official of its jurisdiction of incorporation and certified by its Secretary as to the absence of any amendments between the dates of certification by the official and the Closing Date;

             (vi)a certificate from the Company's Chief Financial
                 Officer as to the payment of Taxes by Mirabilis as of the Closing Date;

            (vii)copies  of  the  Articles  of  Association  of
                 Mirabilis, certified by its Secretary as a true and correct copy thereof as of the Closing Date;

           (viii)all consents from third parties, if any, as are required to consummate the sale of the Transferred Assets;

             (ix)the certificates referred to in Section 7.2(c);

              (x)the opinion of Mirabilis' counsel referred to in Section
                 7.2(d); and

             (xi)such other documents as may be required pursuant
                 to this Agreement or as may reasonably by requested by AAC and AAL and their counsel.

         (c) On the Closing Date, AAC and AAL shall deliver or cause to be delivered to Mirabilis the following:

              (i)$287,000,000 in cash by wire transfer of immediately available funds;

             (ii)a copy  of the  resolutions  of  the  Board  of
                 Directors of AOL, AAC and AAL, together with any and all required resolutions or consents of the stockholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of AAC;

            (iii)the certificates referred to in Section 7.3(c);

             (iv)the opinion of AOL's counsel referred to in Section 7.3(d);
                 and

              (v)such other documents as may be required  pursuant
                 to this Agreement or as may reasonably be requested by Mirabilis and its counsel.

         (d) Immediately after the Closing, Mirabilis and the Principal Stockholders shall grant to AAC and AAL such authorizations as are required to submit an official request to the Israeli Registrar of Companies to permit AAC and AAL to use the corporate name of Mirabilis, and at AAC's and AAL's request (but at Mirabilis' expense), Mirabilis will make a request to the Israeli Registrar of Companies for such permission (which permission the parties acknowledge may not be assured). Irrespective of the ruling of the Israeli Registrar or Companies, ownership of the name "Mirabilis" shall be transferred to AAC hereunder. In addition, at the request of AOL, AAC or AAL, Mirabilis and the Principal Stockholders shall cause ICQ Ltd., an Israeli private limited company, to be transferred to AAL or AAC or its designee.

         (e) After the Closing, at reasonable times and on reasonable notice, Mirabilis shall have access to the books and records pertaining to its operations and business prior to the Closing, and AAC and AAL shall have access to the minute books and stock ledger records of Mirabilis, and AAL shall retain such books and records in Israel, and Mirabilis shall retain such minute books and stock ledger records, for a period of seven years after the Closing and thereafter so long as AAL has not disposed or destroyed such records. After seven years, AAL agrees to make such books and records available to Mirabilis should AAL choose at any time to dispose or destroy such books and records.

         (f) Mirabilis agrees that AAL (or, if applicable, AAC or AOL) shall have the right and authority to collect for AAL's (or that of AAC or AOL) own account all receivables and other items which shall be transferred to AAL (or AAC, if applicable) as provided herein and to endorse with the name of Mirabilis any checks received on account of any such receivables or other items. Mirabilis agrees that it will promptly transfer and deliver to AAL any cash or other property which Mirabilis may receive in respect of such receivables or other items. Mirabilis agrees to enter into powers of attorney in favor of AAL (or AAC or AOL) in order to effectuate the provisions of this Agreement.

         1.5 Assumption of Liabilities; Excluded Liabilities. (a) AAC, AAL and AOL jointly and severally hereby assume all of Mirabilis' debts, liabilities and obligations, including all known and unknown contingent liabilities or obligations (including liabilities to users or other parties arising from or in connection with the Company's business, products or services through the Closing), liabilities to users arising from or in connection with the Company's business (whether under executory contracts or not) that accrue after the Closing (including liabilities under any agreements with users or others, whether or not binding), liabilities under user contracts that accrue through or after the Closing, liabilities for severance pay to persons who are employed by AAL or AAC at or after the Closing relating to periods after the Closing, 100% of any liability for Refundable VAT (as hereinafter defined) and 50% of any liability for Non-Refundable VAT (as hereinafter defined) and 50% of stamp taxes payable in respect of this Transaction. The liabilities so assumed are referred to herein as the "Assumed Liabilities." Notwithstanding anything else in this Agreement to the contrary, AOL, AAC and AAL are not assuming and shall not assume or be liable for any Excluded Liabilities. The term "Excluded Liabilities" means indebtedness for money borrowed by Mirabilis, all payables of Mirabilis, all liabilities and obligations under executory contracts (other than user contracts) accruing through the Closing, all liabilities and obligations relating to or arising out of the Excluded Assets, all liabilities and obligations relating to or arising out of the Delayed Assets (except those assumed pursuant to Section 1.1(c)), all liabilities and obligations with respect to severance pay, vacation pay and recreation pay referenced in Schedule 2.10(a) of the Disclosure Schedule, all liabilities and obligations, if any, of Mirabilis to persons referred to in the Collateral List under Schedule 2.10(c) of the Disclosure Schedule, any other liability or obligation which was known by the Company or the Principal Shareholders prior to the Closing and which appears or should appear on the face of the Company Balance Sheet (as hereafter defined) or the face of the Closing Date Balance Sheet (as hereafter defined), any liabilities or obligations for severance payments to persons who are not employed by AOL or AAC or severance payments arising in any way out of the Transaction, any and all liabilities or obligations for Taxes of Mirabilis (other than 100% of any liability for Refundable VAT, and 50% of any liability for Non-Refundable VAT and 50% of stamp taxes payable in respect of this Transaction), all liabilities and obligations of Mirabilis or its successor to its stockholders in their capacity as stockholders, all liabilities and obligations for any claims by the stockholders of Mirabilis and all liabilities and obligations of Mirabilis or its successor relating to or arising out of the conduct of its business (which shall not include the ICQ-related business transferred hereunder) after the Closing.

         (b)  In  the  event  of a  breach  by  the  Company  or  the  Principal
Stockholders of this Agreement, the assumption of the Assumed Liabilities hereunder shall nevertheless remain in effect but shall not affect AOL's, AAC's or AAL's or any of their affiliates' rights to make claims and recover for Damages (as hereafter defined).

         (c) The Company and AAC and AAL shall execute at the Closing Assignment and Assumption Agreement in the forms attached hereto as Exhibit C.1 and C.2.

         (d) For purposes of this Section, "Refundable VAT" means any liability of Mirabilis for VAT in connection with the Transaction which, and only to the extent of which, if funded by AAC or AAL by payment to Mirabilis, AAC or AAL, as the case may be, shall be refunded from the VAT authorities (both parties to cooperate in executing the procedures necessary to ensure such refund). "Non-Refundable VAT" means any liability of Mirabilis for VAT, in connection with the Transaction other than in respect of Refundable VAT. Cash payments relating to Assumed Liabilities shall be made in non-Israeli currency.

         1.6 Further Assurances. At any time and from time to time after the Closing, at AAC's request and without further consideration, Mirabilis and the Principal Stockholders shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as AAC may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to AAC, and to confirm AAC's title to, all of Mirabilis' assets, to put AAC in actual possession and operating control thereof and to assist AAC in exercising all rights with respect thereto.

         1.7 Closing Date Balance Sheet. (a) Not more than 60 days following the Closing Date, the Company shall deliver to AOL an audited balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet") that has been prepared in accordance with Israeli GAAP and on a basis consistent with the Company Balance Sheet which shall set forth the assets and liabilities of the Company as of the Closing Date. The reasonable costs for preparation of the Closing Date Balance Sheet shall be born equally by Mirabilis and AOL. Upon receipt of the Closing Date Balance Sheet, AOL, and, if so desired by AOL and at AOL's expense, AOL's independent accountants, shall be permitted during the succeeding 30-day period to examine, and the Company shall make available the Company's books and records and any work papers and reconciliations prepared by the Company in the preparation of the Closing Date Balance Sheet. As promptly as practicable and in no event later than the last day of such 30-day period, AOL shall either inform the Company in writing that the Closing Date Balance Sheet is acceptable, or object to the Closing Date Balance Sheet by delivering to the Company a written statement setting forth a specific description of AOL's objections to the Closing Date Balance Sheet (the "Statement of Objections").

         If AOL fails to deliver a Statement of Objections within such 30-day period, the Closing Date Balance Sheet shall be deemed to have been accepted by AOL. In the event that AOL provides the Company with a Statement of Objections, the Company shall review the issues raised in the Statement of Objections and determine whether an adjustment as provided in paragraph 1.7(b) below is appropriate as a result of the Closing Date Balance Sheet and shall so notify AOL within 15 days of the receipt of the Statement of Objections. If the Company does not notify AOL within such 15-day period, it shall be deemed to have determined that the Statement of Objections is correct and that the adjustments set forth therein are appropriate. If AOL and the Company cannot resolve the matter within such 15-day period, either party may, within 15 days thereafter, request arbitration of the unresolved matters on the Statement of Objections by any of the four largest, internationally recognized, accounting firms not currently representing AOL or the Company (the "Arbitration Accountants"), provided that the party not requesting the arbitration shall be entitled to disqualify the first choice of the party so requesting the Arbitration
Accountants if such party reasonably believes that the chosen Arbitration Accountants might be prejudiced in any way thereby. Copies of such request for arbitration shall be sent concurrently to the other party in accordance with
Section 11.1. If no request for arbitration is made within the 30-day period after AOL's delivery of the Statement of Objections, the Company shall be conclusively deemed to have accepted AOL's determinations set forth in the Statement of Objections and shall be bound by AOL's calculations of the Closing Date Balance Sheet. If arbitration is requested, AOL and the Company shall cooperate with the Arbitration Accountants in furnishing information and shall have the right to present to the Arbitration Accountants their views on the issues in dispute. The review of the Arbitration Accountants and its calculation of the Closing Date Balance Sheet shall be governed by the terms of this Section
1.7 and its decision rendered with respect to the disputed issues shall be final. The fees and expenses of the Arbitration Accountants shall be paid by the party whose calculation of the Closing Date Balance Sheet deviates the most from the calculation of the Closing Date Balance Sheet by the Arbitration Accountants. This Section 1.7 shall be the sole and exclusive procedure of the parties with respect to any disagreements, discrepancies or challenges regarding this Section 1.7.

         (b) Purpose of Closing Date Balance Sheet. The parties shall refer to the Closing Date Balance Sheet only and exclusively for the purpose of
determining  which  liabilities   constitute   Assumed   Liabilities  and  which
liabilities constitute Excluded Liabilities for purposes of this Agreement, including the indemnification provisions hereunder. Reference is made to Article IX for remedies of the parties relating to the failure to pay or discharge Assumed Liabilities or Excluded Liabilities, as the case may be.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

         The Company and the Principal Stockholders, severally but not jointly, hereby represent and warrant to AOL, AAC and AAL as follows, except as modified by the Mirabilis Disclosure Schedules:

         2.1 Organization, Existence and Good Standing. The Company is a private limited company duly organized, validly existing and in good standing under the laws of the State of Israel. The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. Each of the Company and its Subsidiary is duly qualified to do business and, to the extent such concept is applicable in such jurisdictions, is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect. The Company has made available to AOL complete and correct copies of its Memorandum of Association and Articles of Association and the comparable charter and organizational documents of its Subsidiary, in each case as amended to the date of this Agreement. The minute books of the Company, which have been made available to AOL, accurately reflect in summary form the proceedings at all meetings (and written action in lieu thereof) of the Board of Directors of the Company and all committees thereof, if any, and of the Company's stockholders. Except for the Subsidiary, the Company has no other subsidiaries.

         2.2 Company Capital Stock; Ownership of Subsidiary's Capital Stock; Investments. (a) The authorized capital stock of the Company consists of 12,130,000 ordinary shares, .01 NIS par value per share, of which, as of the date hereof, 11,706,703 shares were issued and outstanding and no shares were issued and held as treasury shares. A complete and accurate list of all holders of Mirabilis Ordinary Shares, including holders of record and holders of Beneficial Ownership thereof, is set forth on Schedule 2.2. Except as provided in the preceding sentences of this Section 2.2 or otherwise set forth on
Schedule 2.2, there are no options, preemptive rights, warrants, or similar rights, or securities convertible into or exchangeable for equity securities of the Company, granted or issued by the Company in respect of shares of the Company's capital stock or any other plans, arrangements or agreements to which the Company is a party providing for the issuance or sale by the Company of any additional securities. There is no liability for or obligations with respect to any dividends, distributions or similar participation interests declared or accumulated but unpaid with respect to any shares of the Company's capital stock.

         (b) The Company owns, beneficially and of record, the issued and outstanding shares of capital stock or other securities of or interests in the Subsidiary as set forth on Schedule 2.2(b), all of which shares or other securities or interests are duly authorized, validly issued and outstanding, fully paid and non-assessable, and free and clear of all liens, charges, pledges, security interests, purchase options and other encumbrances or rights of third parties.

         (c) Except for the Subsidiary or as set forth on Schedule 2.2(c), the Company does not own, beneficially or otherwise, any shares of capital stock or other securities or interests of, or any direct or indirect interest of any nature in, any other corporation, partnership, limited liability company, joint venture or other entity.

         2.3 Power and Authority; Non-Contravention; Filing and Consents; Stockholder Approval. (a) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement and has taken all action required by its Memorandum of Association and Articles of Association, the CO and any other applicable law, instrument or document by which either the Company or its Subsidiary is bound, to authorize the execution, delivery and performance of this Agreement and such related documents and the consummation of the transactions contemplated hereby and thereby; provided, that no representation is made regarding the applicability of antitrust laws of any country, or as to any matters which also constitutes a breach of a representation by AAC, AAL or AOL. The execution and delivery of this Agreement by the Company does not and, the consummation of the Transaction by the Company will not (i) conflict with or violate any provisions of its Memorandum of Association or Articles of Association, or (ii) constitute a breach of or default under or result in the creation of any lien, charge or other encumbrance or Tax on or against, any assets, rights or property of the Company or its Subsidiary or give rise, with or without notice or lapse of time, to any third-party right of termination, cancellation, modification or acceleration under any note, bond, mortgage, pledge, lien, lease, agreement, license, commitment or instrument, applicable to the Company or its Subsidiary, or to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound, or conflict with or violate any restrictions of any kind to which they are subject, or (iii) subject to the filing of any appropriate documents with the relevant authorities of other jurisdictions in which the Company and its Subsidiary are qualified to do business, require any consent, approval, authorization or permit of, or other filing with or notification to any governmental or regulatory authority which has not been obtained, or (iv) violate any law, order, writ, judgment, award, statute, rule, regulation or decree of any Governmental Entity or arbitrator which, if violated, would have, individually or in the aggregate, a Material
Adverse Effect or which would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent the Company or its Subsidiary from performing their obligations hereunder in any material respect. The execution and delivery of this Agreement have been approved by the Board of Directors of the Company in accordance with the CO, the Company's Memorandum of Association and Articles of Association and any contract for such approval to be effective. This Agreement has been duly executed and delivered by the Company and the Principal Stockholders and, assuming this Agreement constitutes a valid and binding obligation of AOL, AAC and AAL enforceable against AOL, AAC and AAL in accordance with its terms, constitutes a valid and binding obligation of the Company and the Principal Stockholders, enforceable against the Company and the Principal Stockholders in accordance with its terms.

         (b) The Company has taken all steps necessary, in accordance with the requirements of its Memorandum of Association and Articles of Association and the CO, to call, give notice of, convene and hold an extraordinary general meeting of its stockholders for the purpose of approving this Agreement and for such other purposes as were necessary for the consummation of the transactions contemplated hereby, and the stockholders of the Company have approved the entering into of this Agreement, the other Transaction Documents, all other instruments and documents contemplated hereby and thereby and all of the transactions contemplated hereby and thereby.

         2.4 Financial Information; Absence of Undisclosed Liabilities; Negative Cash Flow. The Company has furnished AOL with the audited consolidated financial statements of the Company and its Subsidiary as of December 31, 1997, and for the period since incorporation date (July 29, 1996) to December 31, 1997 (the "Company Financial Statements"), including but not limited to the Company's audited balance sheet as of December 31, 1997 (the "Company Balance Sheet"). The Company Balance Sheet has been prepared in accordance with Israeli GAAP, and fairly presents in all material respects the consolidated financial position of the Company and its Subsidiary as of December 31, 1997 and their consolidated results of operations for the period then ended. As of the date hereof, to the knowledge of the Company and the Principal Stockholders, neither the Company nor its Subsidiary has incurred any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except for (i) liabilities and obligations reflected or reserved against in the Company Balance Sheet, (ii) liabilities or obligations which have been fully paid or otherwise satisfied or released, (iii) liabilities and obligations incurred but not yet paid since the date of the Company Balance Sheet in the ordinary course of business and which do not exceed $1,500,000 in the aggregate (exclusive of unknown contingent liabilities and known contingent liabilities set forth on Schedule 2.4 and special costs of Mirabilis associated with the sale of the business). Since the date of the Company Balance Sheet, neither the Company nor its Subsidiary has changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any collection, discount or write-off policy or procedure unless required by Israeli GAAP or statutory accounting principles. Schedule 2.4 fairly presents an unaudited statement of the Company's negative cash flow on a monthly basis from the date of the Company Balance Sheet through April 30, 1998.

         2.5 Subsequent Events. Except as set forth on Schedule 2.5, since the date of the Company Balance Sheet, the Company and its Subsidiary have conducted their business only in the ordinary and usual course and to the knowledge of the Company and the Principal Stockholders there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Subsidiary.

         2.6 Legal Proceedings. Except as listed on Schedule 2.6, there is no suit, claim, proceeding or investigation pending or, to the knowledge of the Company and the Principal Stockholders, threatened against or affecting the Company, its Subsidiary or the consummation of the Transaction. To the knowledge of the Company and the Principal Stockholders there has been no occurrence which could form a valid basis for a suit, claim, proceeding or investigation against the Company, its Subsidiary or the Company's business and which would have a Material Adverse Effect on the Company. There are no material judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator against the Company or its Subsidiary.

         2.7 Title to Assets; Leases. The Company and its Subsidiary have good and marketable title to all of the assets, including but not limited to, the Transferred Assets, owned by the Company or its Subsidiary, free and clear of any material liens, mortgages, pledges or other encumbrances, which assets, together with assets leased by the Company and its Subsidiary are all the material assets used by the Company and its Subsidiary to conduct their business as currently conducted. Except as set forth on Schedule 2.7, all assets leased by the Company and its Subsidiary are leased under binding lease agreements and neither the Company nor, to the knowledge of the Company, its Subsidiary and the Principal Stockholders, any other party to any such lease is in breach of any material term of any such lease, except where such breach would not have a Material Adverse Effect.

         2.8  Contracts;  Subscribers.  (a)  Except as  otherwise  disclosed  on
Schedule 2.8(a), all material contracts, leases, intellectual property licenses, agreements and arrangements to which the Company or its Subsidiary is a party are valid, binding and enforceable in accordance with their terms (assuming the other parties thereto are bound) and in full force and effect. Except as otherwise indicated on Schedule 2.8(a), the Company and its Subsidiary are not, and to the knowledge of the Company, its Subsidiary and the Principal
Stockholders, no other party to such contracts, leases, agreements and arrangements is, in default thereunder, and, to such knowledge, no event has occurred or is threatened to occur, which, with or without the lapse of time or the giving of notice or both, would constitute a default thereunder, except where such default would not have a Material Adverse Effect.

         (b) Except as set forth on Schedule 2.8(b) and except for contracts which may be canceled by the Company or its Subsidiary within 30 days without penalty, there are no contracts, written or oral, to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound which:
(i) provide for ongoing obligations of the Company or its Subsidiary of $10,000 or more in amount or are performable after December 31, 1998, (ii) contain change of control or anti-assignment provisions granting to another party or other parties thereto the right to terminate such agreements or take other action adverse to the Company or its Subsidiary upon or following a transaction of the type contemplated by this Agreement; (iii) purport to limit the Company, its Subsidiary or, after the Closing, AOL from providing any service in any jurisdiction, whether under the Company name or AOL name or otherwise, or grant any exclusive geographic, segment or other rights to any third-party; (iv) are in the nature of offset or barter agreements; or (v) are with any Related Party, or any entity in which any Related Party has any interest.

         (c) Except as set forth on Schedule 2.8(c), no consent, waiver or approval is required from any party to material contracts, intellectual property licenses, leases, agreements and arrangements to which the Company and its Subsidiary are a party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (d) The Coopers & Lybrand report and review of statistical measurements regarding ICQ subscriptions, user and usage data, user demographics and usage patterns compiled by Coopers & Lybrand (the "Report") was prepared in the manner set forth in such Report and in the Disclosure Schedule. Taking into account the information set forth in Schedule 2.8(d), the information in the Report taken as a whole is true and correct in all material respects. Such Schedule sets forth the Company's Terms of Service governing the Company's relationships with its subscribers, distributors and other users of the Service, and also sets forth the form currently being used.

         2.9 Taxes; Government Incentives.  Except as set forth on Schedule 2.9:
(a) All Israeli and non-Israeli Tax returns and reports required to be filed by or on behalf of the Company or its Subsidiary have been timely filed or requests for extension have been timely filed and any such extension has been granted and has not expired, all such filed Tax returns are accurate and complete in all material respects and there is no outstanding Tax audit, inquiry or assessment (and no written notice of any such audit or inquiry has been received) with respect to the Company or its Subsidiary and no claim has been made by any taxing authority where the Company does not pay Tax or file Tax returns that the Company or its Subsidiary is or may be subject to Tax liability of any kind; (b) all Taxes required to be paid, if any, by the Company or its Subsidiary have been paid in full or adequately reserved for in accordance with Israeli GAAP on the consolidated financial statements of the Company and there are no waivers of the statute of limitations for the assessment or payment of any Tax by the Company or its Subsidiary; (c) all Taxes required to be withheld, if any, by the Company or its Subsidiary have been withheld and such Taxes required to be withheld have been delivered to the applicable Tax Authorities; and (d) no tax incentives, other than incentives generally available by operation of law without application or material governmental action, have been given to the Company under the laws of the State of Israel.

         2.10 Employee Benefit Plans; Employment Matters. (a) Except as set forth on Schedule 2.10(a), neither the Company nor its Subsidiary has established or maintained or is obligated to make contributions to or under or otherwise participates in, with respect to any current or former employee, director or independent contractor of the Company or its Subsidiary: (i) any stock option, restricted stock, stock appreciation rights, bonus or other type of incentive compensation plan, program, agreement or arrangement; (ii) any severance, pension, profit-sharing, thrift or savings, retirement, deferred compensation, employee stock ownership, employee stock purchase or supplemental executive retirement plan, agreement or arrangement; or (iii) any life insurance, death benefit, health and hospitalization, disability, employee assistance, education or tuition assistance, vacations benefit or fringe benefit plan, or other employee benefit plan, program, agreement or arrangement. Except as disclosed on Schedule 2.10(a), all such plans listed on Schedule 2.10(a) in which any of the Company's or its Subsidiary's employees participate (collectively, the "Company Benefit Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations and are fully funded. Neither the Company not its Subsidiary has any obligation or commitment (formal or informal) to create any new benefit plan or program, or to amend any existing Company Benefit Plan to increase the benefits thereunder.

         (b) Except as set forth on Schedule 2.10(b), neither the Company nor its Subsidiary is a party to any oral or written (i) union, guild or collective bargaining agreement which covers any of the Company's or its Subsidiary's employees (nor is the Company aware of any union organizing activity currently being conducted in respect to any of the Company's or its Subsidiary's employees), (ii) agreement with any officer or employee the material benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement or which provides for any payment or payments (including, without limitation, severance, unemployment compensation, bonus or otherwise) of more than an aggregate of $10,000 to such officer or employee upon such occurrence, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or with respect to vesting, will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement.

         (c) Schedule 2.10(c) sets forth a complete and accurate description of all engagement, employment, assignment of inventions, confidentiality and non-competition agreements to which the Company or its Subsidiary, on the one hand, and any independent contractor (including but not limited to any consultant) or employee, on the other hand, are parties. Schedule 2.10(c) also sets forth a complete and accurate list of the names, date of commencement of employment, titles and current base salaries and any bonus, commission, loan or material perquisite terms of all directors, officers and employees of the Company or its Subsidiary. As of the date hereof, other than merit increases or other increases consistent with past practice, neither the Company nor its Subsidiary has granted any general or uniform increase in the rates of pay to employees or any increase in compensation payable to or to become payable to any officer or employee, consultant or agent.

         2.11 Compliance with Laws; Permits;  Absence of Questionable  Payments.
(a) Except as disclosed on Schedule 2.11, and except where a violation would not have a Material Adverse Effect on the Company, neither the Company nor its Subsidiary has violated, failed to comply with or acted or failed to act so as to incur liability under any Israeli or United States (federal or state) or, to the knowledge of the Company, its Subsidiary or the Principal Stockholders, non-Israeli law or non-United States law, regulation or ordinance, judgment, decree or order relating to its business, operations, properties or assets, and no notice of any pending investigation or violation of, non-compliance with or alleged liability under, any such law, regulation, ordinance, judgment, decree or order has been received by the Company or its Subsidiary. All material licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full and force effect would not have a Material Adverse Effect on the Company. Except as set forth on Schedule 2.11, neither the Company nor its Subsidiary has received any written notices from any Governmental Entity or any other written civil inquiries from regulatory authorities regarding the possible violation of law or third party rights by any subscriber, and the Company and Principal Stockholders make no other representations whatsoever on the possible violation of law or third party rights by any subscriber, whether for spamming, harassment, invasion of privacy, exposure to objectionable material, spoofing, sniffing, hacking, password "fishing" or otherwise, whether or not the Company shall have derivative or other liability therefor.

         (b) Neither the Company, its Subsidiary, nor any director, officer, employee or agent on behalf of the Company or its Subsidiary, has (i) used any corporate or other funds or other property for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditure related to political activity to governmental officials or others or established or maintained any funds in violation of Section 30A of the United States Securities Exchange Act of 1934, as amended, or any other law, (ii) accepted or received any unlawful contributions, payments, expenditures or gifts, (iii) made any false or fictitious entries in the books and records of the Company or its Subsidiary, or
(iv) made any other unlawful payments.

         2.12 Intellectual Property. (a) Except as disclosed on Schedule 2.12 hereto, the Company and its Subsidiary own, free and clear of all liens, pledges, security interests or other encumbrances, and have the valid and exclusive right to use, sell, license or dispose of such patents, copyrights, trademarks, service marks, and applications and registrations therefor, and URLs and Internet domain names and applications therefor (and all interests therein), computer programs and other computer software, user interfaces, trade names, trade secrets, customer lists, proprietary technology processes and formulae, source code, object code, know-how, inventions, other confidential and proprietary information, and other intellectual property rights as are necessary to enable the Company and its Subsidiary to conduct its and their business as currently conducted (all of such rights which the Company and its Subsidiary have whether or not necessary for the conduct of its and their business, being referred to herein as the "Company Rights"). Schedule 2.12 sets forth certain of the material features and functionality of the Company's software, but does not purport to disclose all known "bugs," errors, limitations, defects and performance flaws. Schedule 2.12 also sets forth a list of all registered patents, copyrights, trademarks and service marks of the Company and its Subsidiary and all applications for any of the foregoing included in the Company Rights, all of which are in full force and effect and are not subject to any Taxes or maintenance fees, except as set forth on Schedule 2.12. Except as set forth on Schedule 2.12, neither the Company nor its Subsidiary (i) has licensed or granted to anyone rights of any nature to use any Company Rights that would limit the exercise of such Company Rights by the Company or its Subsidiary, or, after the Closing, AOL or AAC against such licensee or grantee, or (ii) is obligated to pay royalties, fees or other payments to anyone for ownership, sale or other disposition, or use of any of the Company Rights. All works that were created, prepared or delivered by employees, consultants, independent contractors or other third parties for or on behalf of the Company or its Subsidiary (including graphics, text and any materials and elements created, prepared or delivered by such parties in connection therewith) shall constitute "works made for hire" specially ordered or commissioned by the Company or its Subsidiary within the meaning of Israeli statute and United States copyright law, and all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company. Neither the holding or use by the Company or its Subsidiary of any of the Company Rights nor the offering or sale or other provision of any services or products marketed or sold or otherwise provided by the Company or its Subsidiary violates or is alleged to violate any license, sublicense or other agreement with, or infringes any common-law or statutory right of, a third party; provided that, in the case of patents and patent applications, such representations and warranties are made to the knowledge of the Company, its Subsidiary and the Principal Stockholders. To the knowledge of the Company, its Subsidiary and the Principal Stockholders, there exists no infringement by any third party of any of the Company Rights and there is no pending or, to the knowledge of the Company, its Subsidiary and the Principal Stockholders, threatened claim or litigation against the Company or its Subsidiary contesting its holding or use of any of the Company Rights, asserting the misuse of any of the Company Rights, or asserting the infringement or other violation of any rights of a third party, nor, to the knowledge of the Company, its Subsidiary and the Principal Stockholders, is there any basis for any such claim.

         (b) Except as set forth on Schedule 2.12, the Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality, and value of the Company Rights. Without limiting the generality of the foregoing, (i) the Company and its Subsidiary have obtained valid and binding written assignments from all independent contractors (including but not limited to consultants) and employees who contributed to the creation or development of intellectual property during the course of their engagement or employment by the Company or its Subsidiary of the rights to such contributions that the Company or its Subsidiary does not already own by operation of law, and (ii) all use, disclosure or appropriation of confidential intellectual property or other information used by the Company or its Subsidiary and created or developed by or on behalf of it, licensed or confidentially disclosed to it, or assigned to it is subject to confidentiality agreements entered into by all current and former independent contractors (including but not limited to consultants) and current or former employees.

         (c) Except as set forth on Schedule 2.12, the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Company Rights or violate or conflict with any agreement governing any Company Rights. Except as set forth on Schedule 2.12, following the consummation of the transactions contemplated hereby, AAC will own, free and clear of all material liens, pledges, security interests or other encumbrances, and have the exclusive right to use, sell, license, export or dispose of or otherwise will have sufficient rights to use, the Company Rights so as to enable AAC as a successor of the Company to conduct its business as currently conducted.

         (d) None of the intellectual  property  contained in the Company Rights
(i) was developed, in whole or in part, while any Principal Stockholder or Amnon Amir was employed by, or otherwise providing services to, any other company, business , person or other entity, or (ii) includes or is derived from proprietary or confidential information of any such company, business, person or other entity.

         2.13 Bank Accounts, Etc. Except as set forth on Schedule 2.13, neither the Company nor its Subsidiary maintains any account or safe deposit box or similar arrangement with any bank or other financial institution or intermediary, and Schedule 2.13 completely and accurately lists all such accounts and safe deposit boxes or similar arrangements, with the names and positions with the Company or its Subsidiary of all persons having signing authority over any thereof and all persons authorized to incur indebtedness on behalf of, or execute and deliver instruments reflecting indebtedness incurred by, the Company or its Subsidiary.

         2.14 No Government Support. The Company has not received any Israeli governmental funding or other assistance which, under Israeli law or the terms of such funding or other assistance, require any consent to the Agreement or any other action by the Company in connections therewith or the operation of the Service currently or following consummation of the Transaction or regarding the transfer of the technology to any entity inside or outside Israel.

         2.15 Truthfulness, Completeness and Limitation of Representations. To the knowledge of the Company, its Subsidiary and the Principal Stockholders, no representation or warranty by the Company, its Subsidiary or the Principal Stockholders in this Agreement, or any certificate furnished to AOL pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made by the Company, its
Subsidiary or the Principal Stockholders therein, in the light of the circumstances in which they were made, not misleading. This Agreement sets forth all representations and warranties made by the Company, its Subsidiary and the Principal Stockholders, and no information furnished or set forth or obtained elsewhere, whether orally or in writing, or pursuant to due diligence examinations contemplated hereby or otherwise, shall constitute a representation or warranty hereunder, and the Company, its Subsidiary or any of the Principal Stockholders shall not have any responsibility or liability therefor. The foregoing sentence shall is no way limit the representations and warranties of the parties under the Non-Competition, Non-Disclosure or Employment Agreements in connection with such agreements.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES REGARDING AAC

         AOL and AAC, jointly and severally, hereby represent and warrant to the Company as follows:

         3.1 Organization, Existence, Good Standing and Capital Stock. AAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and assets and to carry on its business as contemplated to be conducted. AAC's authorized capital stock consists of 100 shares of AAC Common Stock, all of which have been duly authorized and validly issued, are owned by and registered in the name of AOL Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of AOL ("AHI"), and are fully paid and non-assessable. Other than the rights created pursuant to this Agreement, there are no options, warrants or debt securities or other instruments or securities outstanding which are convertible into, or which grant the holder thereof the right to acquire any securities of AAC. AAC has conducted no business activities prior to the Closing Date, other than in connection with its organization and the Transaction.

         3.2 Power and Authority. (a) AAC has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, except for the consent of AHI, as the sole stockholder of AAC, to the Transaction, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to duly and validly authorize the execution and delivery of, and the performance of its obligations under, this Agreement and such related documents and the consummation of the transactions contemplated hereby and thereby. The execution and delivery of, and the performance of its obligations under, this Agreement do not and, subject to the consent of its sole stockholder as aforesaid, the consummation of the Transaction contemplated hereby will not (i) conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of AAC or, (ii) subject to obtaining the consents, approvals, orders, authorizations and registrations, and making the filings described in Section 3.2(b) below, violate any law, order, writ, judgment, award, statute, rule, regulation or decree of any judicial, arbitral, public or Governmental Entity or arbitrator, which would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AAC from performing its obligations hereunder in any material respect. The execution, delivery and performance of this Agreement have been approved by the Board of Directors of AAC and by AHI as the sole stockholder of AAC. This Agreement has been duly and validly executed and delivered by AAC and, assuming this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, constitutes a legal, valid and binding obligation of AAC, enforceable against AAC in accordance with its terms.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained, made or filed by AAC in connection with the execution and delivery of this Agreement by AAC or the consummation by AAC of the Transaction, except for such consents, approvals, orders, authorizations, registrations, declarations, or filings the failure of which to be obtained, made or filed would not, individually or in the aggregate, prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AAC from performing its obligations hereunder in any material respect.

         3.3 Legal Proceedings. Except as set forth on Schedule 3.3, there is no suit, claim, proceeding or investigation pending or, to the knowledge of AOL or AAC, threatened against or relating to or affecting AAC or the Transaction which, if resolved adversely to AAC, would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AAC from performing its obligations hereunder in any material respect.

         3.4 Truthfulness, Completeness and Limitation of Representations. To the knowledge of AOL and AAC, no representation or warranty by AOL or AAC relating to AAC in this Agreement, any Exhibit or Schedule hereto, or any certificate furnished to the Company pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made by AAC therein, in the light of the circumstances in which they were made, not misleading. This Agreement sets forth all representations and warranties made by AOL or AAC, an no information furnished or set forth or obtained elsewhere, whether orally or in writing, or pursuant to the due diligence examinations contemplated hereby or otherwise, shall constitute a representation or warranty hereunder, and neither AOL nor AAC shall have any responsibility or liability therefor.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES REGARDING AAL

         AOL and AAL, jointly and severally, hereby represent and warrant to the Company as follows:

         4.1 Organization, Existence, Good Standing and Capital Stock. AAL is a private limited company duly organized, validly existing and in good standing under the laws of the State of Israel and has all necessary corporate power to own its properties and assets and to carry on its business as contemplated to be conducted. AAL's authorized capital stock consists of 100 shares of AAL Ordinary Shares, all of which have been duly authorized and validly issued, are owned by and registered in the name of AAC, and are fully paid and non-assessable. Other than the rights created pursuant to this Agreement, there are no options, warrants or debt securities or other instruments or securities outstanding which are convertible into, or which grant the holder thereof the right to acquire any securities of AAL. AAL has conducted no business activities prior to the Closing Date, other than in connection with its organization and the Transaction.

         4.2 Power and Authority. (a) AAL has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, except for the consent of AAC, as the sole stockholder of AAL, to the Transaction, has taken all actions required by law, its Memorandum of Association, its Articles of Association or otherwise, to duly and validly authorize the execution and delivery of, and the performance of its obligations under, this Agreement and such related documents and the consummation of the transactions contemplated hereby and thereby. The execution and delivery of, and the performance of its obligations under, this Agreement do not and, subject to the consent of its sole stockholder as aforesaid, the consummation of the Transaction contemplated hereby will not (i) conflict with or violate any provisions of the Memorandum of Association or Articles of Association of AAL or, (ii) subject to obtaining the consents, approvals, orders, authorizations and registrations, and making the filings described in Section 4.2(b) below, violate any law, order, writ, judgment, award, statute, rule, regulation or decree of any judicial, arbitral, public or Governmental Entity or arbitrator, which would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AAL from performing its obligations hereunder in any material respect. The execution, delivery and performance of this Agreement have been approved by the Board of Directors of AAL and by AAC as the sole stockholder of AAL. This Agreement has been duly and validly executed and delivered by AAL and, assuming this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, constitutes a legal, valid and binding obligation of AAL, enforceable against AAL in accordance with its terms.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained, made or filed by AAL in connection with the execution and delivery of this Agreement by AAL or the consummation by AAL of the Transaction, except for such consents, approvals, orders, authorizations, registrations, declarations, or filings the failure of which to be obtained, made or filed would not, individually or in the aggregate, prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AAL from performing its obligations hereunder in any material respect.

         4.3 Legal Proceedings. Except as set forth on Schedule 4.3, there is no suit, claim, proceeding or investigation pending or, to the knowledge of AOL or AAL, threatened against or relating to or affecting AAL or the Transaction which, if resolved adversely to AAL, would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AAL from performing its obligations hereunder in any material respect.

         4.4 Truthfulness, Completeness and Limitation of Representations. To the knowledge of AOL and AAL, no representation or warranty by AOL or AAC relating to AAL in this Agreement, any Exhibit or Schedule hereto, or any certificate furnished to the Company pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made by AAL therein, in the light of the circumstances in which they were made, not misleading. This Agreement sets forth all representations and warranties made by AOL, AAC or AAL, and no information furnished or set forth or obtained elsewhere, whether orally or in writing, or pursuant to the due diligence examinations contemplated hereby or otherwise, shall constitute a representation or warranty hereunder, and neither AOL, AAC nor AAL shall have any responsibility or liability therefor.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES REGARDING AOL

         AOL hereby represents and warrants to the Company as follows:

         5.1 Organization, Existence and Good Standing. AOL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AOL has made available to the Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to the date of this Agreement.

         5.2 Power and Authority; Non-Contravention; Filing and Consents. (a) AOL has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement and has taken all action required by law, its Certificate of Incorporation and Bylaws or otherwise, to duly and validly authorize the execution and delivery of, and the performance of its obligations under this Agreement and such related documents and the consummation of the transactions contemplated hereby and thereby. Except as set forth on Schedule 5.2, the execution and delivery of, and the performance of its obligations under, this Agreement do not and the consummation of the Transaction contemplated hereby will not (i) conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of AOL,
(ii) constitute a breach of or default under any note, bond, mortgage, pledge, lien, lease, agreement, license, commitment or instrument, applicable to AOL or any AOL Entity, or to which AOL or any AOL Entity is a party or by which AOL or any AOL Entity is bound, which breach or default would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AOL from performing its obligations hereunder in any material respect or, (iii) subject to obtaining the consents, approvals, orders, authorizations and registrations, and making the filings described in Section 4.2(b) below, violate any law, order, writ, judgment, award, statute, rule, regulation or decree of any Governmental Entity or arbitrator, which, if violated or accelerated, would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AOL from performing its obligations hereunder in any material respect. The execution and delivery of this Agreement have been approved by the Board of Directors of AOL. No approval by the holders of any voting securities of AOL is required for AOL to enter into this Agreement or to perform its obligations hereunder. This Agreement has been duly executed and delivered by AOL and, assuming this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, constitutes a valid and binding obligation of AOL, enforceable against AOL in accordance with its terms.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained, made or filed by AOL or any AOL Entity in connection with the execution and delivery of this Agreement by AOL or the consummation by AOL of the Transaction, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (ii) such consents, approvals, orders, authorizations, registrations, declarations, or filings the failure of which to be obtained, made or filed would not, individually or in the aggregate, prevent or impede, in any material respect, or cause a material delay in the consummation of the Transaction or otherwise prevent AOL from performing its obligations hereunder in any material respect.

         5.3 AOL SEC Documents. AOL has filed by the applicable deadline with the SEC all reports, proxy statements, forms and other documents required to be filed therewith since July 1, 1997 and through the date of this Agreement (the "AOL SEC Documents"). As of their respective dates, (i) the AOL SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such AOL SEC Documents, and (ii) none of the AOL SEC Documents contained any untrue statement of a material fact and none of the AOL SEC Documents omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.4 Legal Proceedings. Except as set forth on Schedule 5.4, there is no suit, claim, proceeding or investigation pending or, to the knowledge of AOL, threatened against or relating to or affecting AOL or any AOL Entity or the Transaction which, if resolved adversely to AOL, would prevent or cause a material delay in the consummation of the Transaction or otherwise prevent AOL from performing its obligations hereunder in any material respect.

         5.5 Truthfulness, Completeness and Limitation of Representations. To the knowledge of AOL, no representation or warranty by AOL in this Agreement, any Exhibit or Schedule hereto, or any certificate furnished to the Company pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made by AOL therein, in the light of the circumstances in which they were made, not misleading. This Agreement sets forth all representations and warranties made by AOL, and no information furnished or set forth or obtained elsewhere, whether orally or in writing, or pursuant to due diligence examinations contemplated hereby or otherwise, shall constitute a representation or warranty hereunder, and AOL shall not have any responsibility or liability therefor.

         5.6 Guaranty of Obligations of AAC and AAL. AOL hereby unconditionally guarantees the performance of AAC and AAL of all obligations and agreements pursuant to this Agreement and the transactions contemplated hereunder and AOL acknowledges that it is primarily liable with AAC and AAL, jointly and severally for AAC's and AAL's obligations under this Agreement.

                                   ARTICLE VI

                                    COVENANTS

         6.1 Access to Information. Subject to the provisions of the Non-Disclosure Agreement, a copy of which is attached hereto as Exhibit D (the "NDA"), the Company and its Subsidiary shall (i) give to AOL and its counsel, accountants and other representatives full and prompt access to all of the properties, documents, source code, software and technical documentation, web logs of users, contracts, personnel files (subject to applicable law) and other records and the employees of the Company and its Subsidiary, including but not limited to, such technical personnel as AOL may need to make inquiries of in the course of its evaluation of the Company's software and intellectual property;
(ii) furnish AOL with copies of such documents and with such information with respect to the affairs of the Company and its Subsidiary as AOL may from time to time request; and (iii) disclose and make available to AOL and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of the Company and its Subsidiary. Nothing contained in this Section 6.1 shall be deemed to create any duty or responsibility on the part of AOL to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the Company or its Subsidiary.

         6.2 Confidentiality. The parties hereto acknowledge and confirm that AOL and the Company have entered into the NDA attached as Exhibit D hereto and that the NDA is, and continues to be, in full force and effect, notwithstanding the execution and delivery of this Agreement and/or the consummation of the Transaction. Further, from and after the time of execution and delivery of this Agreement and until the end of the confidentiality period provided for in
Section 4 of the NDA, any Information (as defined in the NDA) shall be subject to the same terms and conditions as provided for in the NDA in the case of Information disclosed prior to the time of the execution and delivery of this Agreement, all of which terms and conditions are incorporated herein by reference and made a part hereof; provided however, that after the Closing, AOL and the other AOL-related parties bound by the terms of the NDA shall no longer be bound by the terms of the NDA. Notwithstanding any provision herein to the contrary, except for the immediately preceding proviso set forth in the penultimate sentence hereof, in the event of a conflict between this provision and the NDA, the parties hereto agree that the language in the NDA will control.

         6.3 Public Disclosures. Without limiting the generality of Section 6.3, the parties hereto shall keep strictly confidential and shall not disclose, publicly or privately, the fact or content of any discussions or negotiations regarding the Transaction, this Agreement (including any Schedule or Exhibit hereto) or any other documents entered into or delivered in connection herewith provided, however, that each party hereto may disclose such information on a need-to-know basis to its directors, officers, employees, consultants acting with respect to the Transaction, counsel, accountants, financial advisors, investors, lenders and other advisors, all of whom shall be informed by such party of such party's undertaking of confidentiality, provided, that neither party shall have any liability for inadvertent leaks. The Company and AOL shall consult with each other before issuing the initial press release or otherwise making any initial public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange Act or any national securities exchange as advised by counsel, in which case the parties shall use their reasonable efforts to consult with each other prior to issuing such a release or making such a statement. In the event of a required disclosure which may be required of AOL pursuant to requirements of the Exchange Act or any national securities exchange, AOL agrees to give notice of such disclosure to the Company as soon as practicable. As the initial public announcement of the transaction contemplated hereby, AOL and the Company shall issue a joint press release, mutually acceptable to them promptly upon execution and delivery of this Agreement. Thereafter, notwithstanding anything herein to the contrary, AOL may make such statements, public or private, as AOL determines will be in the best interests of AOL.

         6.4 Cooperation. (a) Each of the Company and AOL shall use commercially reasonable efforts (i) to cooperate with each other in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Closing, in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain any such consents timely, (ii) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the transactions contemplated hereby, (iii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third-party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Agreement and the transactions contemplated hereby, and (iv) to cooperate with each other post-Closing in connection with any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which may be required. In addition, promptly after the Closing, AOL shall deliver, at its cost, three sets of the Transaction Documents to Mirabilis.

         (b) In addition, from and after the Closing for a period of up to one year, AAL will make each of Avi Shechter and Ariel Yarnitsky available to Mirabilis after working hours, at Mirabilis' expense, to assist Mirabilis in its legal liquidation, provided that the time spent by each of Messrs. Shechter and Yarnitsky shall not exceed 20 hours in the first month after the Closing and shall not exceed 5 hours in any month thereafter. Mirabilis may maintain a reasonable amount of liquidation and related documents on the premises of AAL, it being understood that AOL, AAC and AAL shall bear no responsibility whatsoever for such documents. Mirabilis may remove the documents at any time during normal business hours.

         6.5 Company Employees. (a) Except as noted on Schedule 6.5, all current employees of the Company and its Subsidiary as of the Closing shall be offered employment, immediately after the Closing, by AAC, AAL or an affiliate thereof
Schedule 6.5 is a complete list of all employment and severance agreements and plans existing as of the date hereof (the "Schedule 6.5 Agreements"). Notwithstanding the foregoing, at any time after the Closing, the employment of any employee of the Company or its Subsidiary may be terminated and any Schedule
6.5 Agreement may be amended or terminated in accordance with its terms.

         (b) Except as otherwise provided in the Schedule 6.5 Agreements, AOL, following the Closing Date, shall, or shall cause AAC or AAL to, use all reasonable efforts to provide to Company employees hired by AAC or AAL at least the level of benefits that they were receiving from the Company immediately prior to the Closing.

         (c) AAL and AAC agree to pay the bonus payments set forth in Schedule 6.5(c) hereof in accordance with the vesting provisions contained therein, provided that each such employee signs an appropriate release in favor of Mirabilis and, at AOL's option, in favor of AOL, AAC or AAL prior to payment of the bonus. If any employee listed on Schedule 6.5(c), other than Avner Parnes , Timothy Sixtus or Alon Golan shall be terminated for cause by AAL or AAC or any successor entity or terminates his or her own employment, then neither AAL nor AAC shall be required to make any further payment set forth on Schedule 6.5(c) to such employee, and it shall instead reallocate, in its sole discretion, the unpaid portion of the bonus payments set forth in Schedule 6.5(c) with respect to such employee to any other employee of AAL or AAC set forth in such Schedule. To the extent that any employee listed on Schedule 6.5(c) shall refuse to sign an appropriate release in favor of Mirabilis, and, at AOL's option, in favor or AOL, AAC or AAL, then AAC or AAL, as the case may be, shall not make such bonus payment to such employee, and the bonus payment otherwise attributable to such employee shall be remitted to Mirabilis in consideration of Mirabilis' agreement to indemnify AOL, AAC and AAL in respect of such employee as provided in Section 9.2(c)(v)(ii) hereunder. In the event that any such employee shall within 120 days sign such release, then Mirabilis will remit the bonus payment relating to such employee to AOL, AAC or AAL for payment to such employee in accordance with the terms hereof of this Section 6.5(c).

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.1 Mutual Conditions. The respective obligations of each party to consummate the Transaction, shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

         (a) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order whether temporary, preliminary or permanent which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or restraining or prohibiting consummation of such transactions; and

         (b) There shall not have occurred and be continuing any general banking moratorium in the United States or any general suspension of trading of securities on the NYSE lasting for a full trading day or longer.

         7.2 Conditions to Obligations of AOL, AAC and AAL. The obligations of AOL, AAC and AAL to consummate the Transaction shall be subject to the satisfaction of the following conditions (any of which may be waived by AOL on its own behalf and on behalf of AAC and AAL):

         (a) The representations and warranties of the Company and the Principal Stockholders set forth in this Agreement that are qualified by Material Adverse Effect or otherwise as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified by a Material Adverse Effect or otherwise as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date).

         (b) Each of the covenants and agreements of the Company or the Principal Shareholders to be performed or observed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed or observed.

         (c) AOL shall have been furnished with certificates, executed by duly authorized officers of the Company dated the Closing Date, certifying as to the fulfillment of the conditions set forth in the immediately preceding clauses (a) and (b).

         (d) AOL shall have received an opinion from the Company's legal counsel substantially in the form attached hereto as Exhibit E.

         (e) Each of the Company, the Principal Stockholders and Eran Etam shall have executed and delivered to AOL a Confidentiality, Non-Competition and Intellectual Property Rights Agreement substantially in the form attached hereto as Exhibit F.

         (f) AOL, AAC, and AAL and their counsel shall have received such certificates as to the good standing of the Company and certificates of officers of the Company as counsel to AOL, AAC and AAL may reasonably request.

         (g) All authorizations, consents and approvals of Governmental Entities set forth herein and in the Disclosure Schedules shall have been received.

         (h) All third party consents material to the operation of the business, approvals or authorizations set forth herein or in the Mirabilis Disclosure Schedules shall have been received.

         (i) Each of the Principal Stockholders and Eran Etam shall have entered into Employment Agreements substantially in the form attached hereto as Exhibit G.

         (j) The stockholders of Mirabilis shall have approved this Agreement and the Transaction in accordance with the Company's Memorandum of Association and Articles of Association and the CO.

         7.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Transaction shall be subject to the satisfaction, at or prior to the Closing Date of the following conditions (any of which may be waived by the Company on or prior to the Closing Date):

         (a) The representations and warranties of AOL, AAC and AAL set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date).

         (b) Each of the covenants and agreements of AOL to be performed or observed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed or observed.

         (c) The Company shall have been furnished with a certificate, executed by duly authorized officers of AOL, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in the immediately preceding clauses (a) and (b).

         (d) The Company shall have received an opinion from AOL's legal counsel, substantially in the form attached hereto as Exhibit H.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Transaction by the holders of Mirabilis Ordinary Shares:

         (a)      By mutual written consent of AOL and the Company; or

         (b) By either of AOL or the Company, if (i) any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order, whether temporary, preliminary or permanent, which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or restraining or prohibiting consummation of such transactions, or (ii) the Transaction has not been consummated by June 12, 1998, with time being of the essence and such date not being subject to extension by any course of conduct or other waiver, for any reason other than a material breach by the party seeking to terminate this Agreement.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and be of no further legal effect, without any liability or obligation on the part of any party, other than the provisions of this Section 8.2, and Sections 6.3, 6.4, 8.3, 8.4, 8.5 and Articles IX, XI and XII, except that nothing herein shall relieve any party from liability for any willful and material breach by a party of any of its covenants or agreements set forth in this Agreement, it being understood that the parties shall be relieved for liability for all representations and warranties herein. In the event of any termination of this Agreement, the NDA shall also remain in full force and effect.

         8.3 Amendment. This Agreement may be amended by the parties at any time, notwithstanding the adoption and approval of the Transaction or this Agreement by the holders of Mirabilis Ordinary Shares; provided, however, that any such amendment shall be consistent with the CO. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and AOL by their respective duly authorized officers.

         8.4 Waiver. Subject to the applicable provisions of the CO, the parties hereto may waive any provision of this Agreement by a writing signed by a duly authorized officer of the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights herein provided shall be cumulative.

         8.5 Fees and Expenses. Each party hereto shall be responsible for the payment of its own costs and expenses, including attorneys' fees and expenses, in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby and thereby; provided that, if this Agreement is terminated by a party hereto as a result of a willful and material breach by the other party of any of its obligations hereunder, the breaching party shall reimburse the non-breaching party for all of such actual costs and expenses incurred by the non-breaching party. The Company warrants that there are no valid claims for brokerage commissions, investment bankers' fees or finder's or similar fees in connection with the Transaction or any of the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Survival. All representations and warranties of the parties in this Agreement shall survive the Closing and, subject to the last sentence of this
Section 9.1, any due diligence investigation or other inquiry or review and shall expire on July 15, 1999, except that claims, if any, asserted in writing prior to such expiration and identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full if asserted on or prior to such date if the party entitled to indemnification prevails in establishing its right to indemnification. Except with respect to
Section 2.7 regarding title to the Transferred Assets, neither AOL nor AAC nor AAL shall be entitled to rely upon representations and warranties in this Agreement in making indemnification claims under this Article 9 if AOL becomes aware in the course of its due diligence investigation or other inquiry or review that any such representation or warranty is not true, and the Closing occurs as contemplated hereunder.

         9.2 Indemnification. (a) The Company and, subject to Section 8.5, the Principal Stockholders, severally but not jointly, shall (but only out of and to the maximum extent of an aggregate amount of $100,000,000 from the Contingent Purchase Payments, and only out of the Contingent Purchase Payments, applied and deducted on a pro rata basis against each Contingent Purchase Payment which may thereafter be payable, so that, for example, a $30,000,000 claim made on July 30, 1999 shall be applied and deducted on the basis of $10,000,000 against each of the three Contingent Purchase Payments due on August 15, 2000, 2001 and 2002, and a $40,000,000 claim made on July 30, 2000 shall be applied and deducted on the basis of $20,000,000 against each of the two remaining Contingent Purchase Payments due on August 15, 2001 and 2002, etc.) indemnify, hold harmless and defend AOL and the AOL Entities (including but not limited to AAC and AAL, after the Closing) and their respective officers, directors, employees and stockholders (other than the Principal Stockholders and their successors in interest) and their successors and assigns, and (b) AOL shall indemnify, hold harmless and defend the Company and the Mirabilis stockholders, in each case from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character ("Damages") arising out of or in any manner incident, relating or attributable to:

                  (c)      (i)      any inaccuracy in any representation or
                  breach of warranty by an Indemnifying Party (as defined below) contained in this Agreement;

                           (ii) any failure by such Indemnifying Party (as hereafter defined) to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed in connection with this Agreement; and

                           (iii) in the case of clause (b) above,  the operation
                  of the business of AAC, AAL or the Then Mirabilis Entity after the Closing Date, and the Assumed Liabilities;

                           (iv) in the case of clause (b) above,  any  challenge
                  or assertion of wrongdoing by any person or entity (including any Governmental Entity) against the Transaction or against any party for entering into the Transaction, based on antitrust or similar causes of action (except to the extent that such challenge constitutes a breach of a representation or warranty by the party seeking to be indemnified); provided that AOL shall be entitled to control the defense of any such claims in connection with any such claim; and provided, further, that if AOL shall not be permitted to control the defense of any such claims for any reason, then AOL shall be required to indemnify the Company for only 50% of its legal fees and expenses; and

                           (v) in the case of clause (a) above, (i) the Excluded
                  Liabilities and (ii) any and all liabilities relating to or arising out of (A) the alleged failure by Mirabilis to issue stock options to any employee listed on Schedule 6.6(c) hereto or to any other former employee of Mirabilis or (B) the withholding of bonus payments in accordance with the terms of
                  Section 6.5(c).

9.3 Claims for Indemnification. (a) In the event that any party asserts it is entitled to indemnification pursuant to this Article IX, the party claiming indemnification (the "Indemnified Party") shall make a claim by written notice thereof to the party required to provide indemnification (the "Indemnifying Party"), specifying the nature of the claim and amount claimed, and, in reasonable detail, the facts and circumstances with respect to such claim, a detailed calculation of the amount of such claim, and the basis for which indemnification is available hereunder. If such event involves the claim of any third party the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (i) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party.

         (b) In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article IX, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

         (c) Except in the case of fraud and except for claims for Damages related to or arising out of the Non-Competition Agreement, Non-Disclosure Agreement or Employment Agreements, the remedies set forth in this Article IX are the exclusive remedies of the parties in respect of all matters arising under this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, AOL and AAC and AAL expressly waive the remedy of rescission.

         9.4 Credit Against Indemnification; Threshold for Indemnification. (a) No claim by AOL or any AOL Entity against the Company, the stockholders generally or the Principal Stockholders for indemnification pursuant to this
Article IX with respect to any claim for Damages arising out of, relating or attributable to any inaccuracy in any representation or breach of warranty by the Company shall be made unless and only to the extent that any such claims for Damages in the aggregate shall exceed xxxxxxxxxxx (the "Threshold"), in which event AOL or any AOL Entity, as the case may be, shall be entitled, subject to the provisions of this Article IX, to make a claim for indemnification hereunder, but only to the extent such Damages exceed xxxxxxxxxx (the
"Cushion"). It is further agreed by the parties hereto that only claims for indemnification exceeding xxxxxxx in each instance shall be made by AOL or the AOL Entities.

         (b) Notwithstanding the foregoing, any claim by AOL or any AOL Entity relating to or arising out of any Excluded Liability or other matters set forth in Section 9.2(c)(v) or the Non-Competition Agreement, Non-Disclosure Agreement or Employment Agreements or fraud shall not be subject to the Threshold or the Cushion or the $1,000 per claim minimum and may be brought on a "first dollar" basis. Claims for Damages relating to any breach of the Non-Competition Agreement or Employment Agreements may be made only against the breaching party.

         9.5 Indemnification Limits. Anything herein to the contrary notwithstanding, claims by AOL or any AOL Entity for indemnification of Damages under this Article IX shall be made exclusively out of the Contingent Purchase Payments and without recourse to any other assets of Mirabilis or the Principal Stockholders, none of whom shall have any personal liability therefor, except with respect to claims relating to or arising out of any Excluded Liability or the Non-Competition Agreement, Non-Disclosure Agreement or Employment Agreements for which no such limitations shall apply, and except in the case of fraudulent misrepresentations relating to any part of the business or financial condition of Mirabilis, 80% of the liability for which is joint and several among the Principal Stockholders. A misrepresentation shall be deemed "fraudulent" if it is a serious, knowing and willfully misleading misrepresentation by Mirabilis which was a material inducement to AOL, AAC or AAL to execute and deliver this Agreement. If AOL or any AOL Entity maintains by notice to the Principal Stockholders that indemnification is required hereunder and if such claim within ten days is disputed by any one or more of the Principal Stockholders, then AOL on the Payment Date for a Contingent Purchase Payment shall pay any undisputed portion of the Contingent Purchase Payment to Mirabilis and shall place the disputed portion of the Contingent Purchase Payment into an interest-bearing account at a New York City bank reasonably acceptable to the parties, such funds to be released only upon (i) written instructions to the bank, signed by the parties hereto, or (ii) final resolution or adjudication by a court relating to the applicable claim or claims for Damages made by AOL or any AOL Entity hereunder.

                                    ARTICLE X

       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PRINCIPAL STOCKHOLDERS

         10.1 Other Agreements. Each of the Principal Stockholders represents for himself that he is not: (i) a party to any other agreement or other arrangement that will materially interfere with his full, due, timely, and complete performance of this Agreement and the transactions contemplated hereby; or (ii) in violation, and in the future will not be in violation, of any applicable law by entering into and undertaking performance of this Agreement and the transactions contemplated hereby.

         10.2 Stock Ownership. Each of the Principal Stockholders represents that he is the sole and exclusive owner or and holds the shares referred to in
Schedule 2.2 as owned by him.

         10.3 Restrictions on Transfer. The Principal Stockholders hereby agree not to transfer or convey any shares of Company capital stock except after the Closing upon liquidation of the Company or unless the transferee of such capital stock shall have agreed to be bound by the terms of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, facsimile transmission and overnight courier, registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at the following addresses, or at such other address as such party may advise the others in writing from time to time:

                       If to AOL, AAC or AAL:

                         America Online, Inc.
                         22000 AOL Way
                         Dulles, VA  20166
                         Attention: Miles Gilburne, Senior Vice President,
                                    Corporate Development

                         Telephone:  (703) 265-1258
                         Telecopier: (703) 265-3004

                       with a copy to:

                         America Online, Inc.
                         22000 AOL Way
                         Dulles, VA  20166
                         Attention: George Vradenburg III,
                                    Senior Vice President and General Counsel

                         Telephone:  (703) 265-3999
                         Telecopier: (703) 265-3995


                       If to Mirabilis:

                         Mirabilis Ltd.
                         12 Shamir Street
                         Tel-Aviv  69693
                         Israel
                         Attention:  Yossi Vardi

                         Telephone:  011 972 3 641 7831
                         Telecopier: 011 972 3 641 8565
                       with a copy to:

                         Dr. Joshua Rosensweig
                         30 Kalisher Street
                         Tel-Aviv Israel

                         Telephone:  011 972 3 510 7188
                         Telecopier: 011 972 3 510 6196

                       If to a Principal Stockholder:

                         c/o Dr. Joshua Rosensweig
                         30 Kalisher Street
                         Tel-Aviv Israel

                         Telephone:  011 972 3 510 7188
                         Telecopier: 011 972 3 510 6196

         All such communications shall be deemed to have been duly given on the date of hand delivery or telecopy or facsimile, if receipt is confirmed, or on the next Business Day following timely deposit of such communications with overnight courier or on the third Business Day following the date of mailing, if delivered by registered or certified mail.

         11.2 Governing Law and Dispute Resolution. This Agreement shall be interpreted, construed and enforced in accordance with the domestic laws of the United States of America and the State of New York, applied without giving effect to any conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of New York, except with respect to the mechanics and procedures of the actions of the Company, AAC and AAL necessary to give effect to the transactions contemplated herein, which shall be governed and construed in accordance with the domestic laws of the State of Israel. Except where this Agreement expressly provides for arbitration, any dispute relating to this Agreement or the Transaction shall be resolved in the state courts of the State of New York or in the United States District Court for the Southern District of New York; provided, however, that if any such state or federal court declines to accept jurisdiction with respect to any such dispute, such dispute shall be resolved in the state courts of the Commonwealth of Virginia or in the United States District Court for the Eastern District of Virginia. Each party irrevocably submits to such courts' exclusive jurisdiction and acknowledges that such courts are a convenient forum and consents to service of process at the address for such party set forth in Section 11.1.

         11.3 Specific Performance. Each party acknowledges and agrees that, in the event of an actual or threatened breach of any of the provisions of this Agreement by such party, the harm to the others will be immediate, substantial and irreparable and that monetary damages will be inadequate. Accordingly, each party agrees that, in such an event, the others will be entitled to equitable relief, including an injunction and an order of specific performance, in addition to any and all other remedies at law or in equity.

         11.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         11.5 Entire Agreement; Counterparts. This Agreement, including all exhibits and schedules attached hereto contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties except the Confidentiality Agreements, written or oral, with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         11.6 Binding Effect; Benefit, Assignability. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of nature whatsoever under or by virtue of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement. No party may assign or delegate any right or obligation hereunder without the prior written consent of the other parties. Any assignment of rights or delegation of obligations not in compliance herewith shall be null and void.

         11.7 No Rule of Construction; Captions. The parties acknowledge that this Agreement was initially prepared by AOL, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         11.8 No Third Party Rights. No provision of this Agreement shall create any third-party beneficiary rights in any person , including without limitation, employees or former employees (including any beneficiary or dependent thereof) of the Company or its Subsidiary, and no provision of this Agreement shall create such third-party beneficiary rights in any person in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan, bonus plan or other arrangement.

                                   ARTICLE XII

                                   DEFINITIONS

         Terms defined in the various Sections of this Agreement shall have the meanings indicated therein. When used in this Agreement, the following terms shall have the meanings indicated below:

         "AAC Common Shares" means the shares of AAC Common Stock.

         "AAC Common Stock" means the common stock, $.01 par value per share, of AAC.

         "Mirabilis Ordinary Shares" means the ordinary shares, par value NIS .01 per share, of the Company.

         "AOL Shares" means the shares of AOL Common Stock.

         "AOL Common Stock" means the common stock, $.01 par value per share, of AOL.

         "AOL Entity" or "AOL Entities" means any corporation, limited liability company, partnership, limited partnership or other organization whether incorporated or unincorporated (i) of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by AOL and/or by any one or more of the AOL Entities, (ii) of which AOL or any one or more of the AOL Entities is the general partner or managing member or (iii) which AOL or any one or more of the AOL Entities otherwise controls.

         "beneficial ownership"(including any similar terms herein) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

         "Business Day" means a day other than a Saturday, Sunday or a day on which the banks in New York City are obligated or authorized by law or executive order to close.

         "Companies Ordinance" or "CO" means the Companies Ordinance (New Version) 1983, as amended, of the State of Israel, or any successor ordinance or other provision of Israeli law of the same or similar effect, and all authoritative interpretations and implementations thereof.

         "Employment   Agreements"  mean  those  certain  employment  agreements
entered into between AAL and certain stockholders of the Company of even date herewith, the forms of which are attached hereto as Exhibit G.

         "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles in the applicable jurisdiction.

         "Governmental Authorization" means any (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any legal requirement; or
(b) right under any contract with any Governmental Entity.

         "Governmental Entity" means any federal, state or local government or any court, administrative or regulatory agency or commission or other government authority or agency, domestic or foreign.

         "including" means, when following any general statement, term or matter, "including but not limited to," "including, without limitation," or words of similar import and shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language is used with reference to the word "including" or similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

         "knowledge" means the actual knowledge of any director or executive officer of the Company, AOL or AAC, as the case may be, and, in the case of the Company also the Principal Stockholders.

         "Material Adverse Change" means, in connection with the Company, any change which is, individually or in the aggregate, materially adverse to the business, operations, properties, assets, liabilities or financial condition of the Company, with the exception of conditions generally affecting the Internet business.

         "Material Adverse Effect" means, in connection with the Company, any effect which materially and adversely affects the business, operations, properties, assets, liabilities or financial condition of the Company, with the exception of conditions generally affecting the Internet business.

         "material delay" means with respect to the consummation of any of the transactions contemplated hereby, a delay for more than 30 days or a delay beyond June 12, 1998, whichever is earlier.

         "NIS" means New Israeli Shekels, the lawful currency of the State of Israel.

         "Non-Competition Agreement" means that certain Confidentiality, Non-Competition and Intellectual Property Rights Agreement by and among AOL, the Company and certain stockholders of the Company of even date herewith, the form of which is attached hereto as Exhibit F.

         "Non-Disclosure Agreement" means that certain non-disclosure agreement entered into between the Company and AOL dated as of May 18, 1998, attached hereto as Exhibit D.

         "NYSE" means the New York Stock Exchange, Inc.

         "Principal Stockholders" mean Arik Vardi, Sefi Vigiser, Yair Goldfinger and Yossi Vardi.

         "Related Party" means, with respect to the Company, any current or former director, officer, stockholder, employee or, except with respect to the Company's fully disclosed consultancy or agency relationship, a consultant or agent.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         "Stockholders" means all holders of Mirabilis Ordinary Shares.

         "Subsidiary" means ICQ Networks, Inc., a New York Corporation.

         "Tax" and "Taxes" means all federal, state or local taxes, whether domestic or foreign, including income, gross receipts, capital gains, windfall profits, ad valorem value added, surtax severance, payroll production, sales, use, transfer, duty, license, excise, franchise, stamp, employment, business withholding or similar taxes or charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties imposed, assessed or collected by or under the authority of any Governmental Entity, levy, assessment, tariff, duty (including any customs duty), deficiency or fee.

         "Transaction" means the transactions contemplated by the Transaction Documents.

         "Transaction Documents" means this Agreement together with the Schedules and Exhibits hereto, the Bills of Sale, the Assignment and Assumption Agreement, the Non-Disclosure Agreement, the Confidentiality, Non-Competition and Intellectual Property Rights Agreement, the Employment Agreements, and any other agreements entered into on or as of he date hereof which are related to, or in furtherance of the Transaction.

         "User" means, except as used in Section 1.3(a)(ii), any person or entity who operates or benefits from his or its operation, or use of, any product or service of the Company.

         "VAT" means the ad valorem or value added tax of any country.

         IN WITNESS WHEREOF, AOL, AAC, AAL, the Company and the Principal Stockholders have caused this Agreement to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                     AMERICA ONLINE, INC.



                                     By:/s/Scott Pearson
                                     Name:Scott Pearson
                                     Title:Vice President, Corporate Development


                                     AOL ACQUISITION CORP.



                                     By:/s/Scott Pearson
                                     Name:Scott Pearson
                                     Title:


                                     R.G.A.O. HOLDINGS LTD.



                                     By:
                                     Name:
                                     Title:


                                     MIRABILIS LTD.



                                     By:/s/Yossi Vardi
                                     Name:Yossi Vardi
                                     Title:Vice President

                                     /s/Yossi Vardi
                                     Yossi Vardi


                                     /s/Arik Vardi
                                     Arik Vardi


                                     /s/Yair Goldfinger
                                     Yair Goldfinger


                                     /s/Sefi Vigiser
                                     Sefi Vigiser